UNITED STATES OF AMERICA
                               STATE OF TENNESSEE

         The Industrial Development Board of the Metropolitan Government
                        of Nashville and Davidson County
                   Multifamily Housing Revenue Refunding Bond
                             (Cedar Pointe Project)
                                  Series 1987

Number: R-1
Dated Date: April 22, 1987
Maturity Date: April 1, 2017
Registered Owner: Summit Tax Exempt L.P. II
Principal Amount: $9,500,000.00

     The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County (the "Issuer"), a public, nonprofit corporation organized and existing under the laws of the State of Tennessee (the "State"), created and existing under and by virtue of the laws of the State, hereby acknowledges itself indebted and for value received promises to pay to the registered owner hereof stated above, or registered assigns, at the maturity date stated above, or earlier upon redemption or acceleration, but only from the sources and as hereinafter provided, upon presentation and surrender of this Bond at the principal office of First Tennessee Bank National Association, as successor in interest to First American National Bank of Nashville in Nashville, Tennessee, or its successor as Trustee (the "Trustee"), under the Indenture (described below), the principal amount stated above, and to pay interest on said principal amount, from and including the dated date hereof until the principal amount shall have been paid in accordance with the terms of this Bond and the Indenture, as and when set forth below, but only from the sources and as hereinafter provided, by wire transfer if there be one Owner of all of the Bonds or otherwise by check or draft mailed to the record Owners of Bonds as the same appear upon the books of registry to be maintained by the Trustee, as registrar.

     This Bond has been issued, sold and delivered in the State of Tennessee and pursuant to and in full compliance with the Constitution and laws of said State, particularly Chapter 53 of Title 7, Section 7-53-101 to 7-53-311, inclusive, of Tennessee Code Annotated, as supplemented and amended. Section 67-5-205(3) of Tennessee Code Annotated, as supplemented and amended, provides that whenever any incorporated town or city or any agency thereof shall issue any bonds or notes for any public purpose, without regard to when authorized, neither the principal nor the interest of said bonds or notes shall be taxed by the state or by any county or municipality in the state, and it shall be so stated on the face of said bonds or notes when issued. See also; Tennessee Code Annotated,
Section 7-53-305. Interest on this Bond, however, is subject to the corporate excise tax under Section 67-4-801, et seq., Tennessee Code Annotated, as amended.

     This Bond is one of a series of bonds (the "Bonds") issued pursuant to the Trust Indenture dated as of April 1, 1987, between the Issuer and First American National Bank of Nashville, as Trustee, as amended by a First Supplemental Indenture dated as of April 1, 1997 (as further amended and supplemented from time to time, the "Indenture") between the Issuer and the Trustee, and Chapter 53, Title 7, Tennessee Code Annotated, as amended and supplemented from time to time (the "Act"). Reference is made to the Indenture and the Act for a full statement of their respective terms. Capitalized terms used herein and not otherwise defined herein or in the Definitional Appendix attached hereto have the respective meanings accorded such terms in the Indenture, which are hereby incorporated herein by reference. The Bonds issued under the Indenture are expressly limited to $9,500,000 principal amount at any time Outstanding and are all of like tenor, except as to numbers and denominations, and are issued for the purpose of refunding the Series 1985 Bonds (as defined in the Indenture), which were issued for the purpose of providing construction and permanent financing for qualified multifamily rental housing units in the State and of paying certain expenses incidental thereto.

     THE BONDS ARE SPECIAL LIMITED OBLIGATIONS OF THE ISSUER. NEITHER THE STATE OF TENNESSEE NOR ANY POLITICAL SUBDIVISION THEREOF SHALL BE LIABLE ON THE BONDS, AND THE BONDS DO NOT AND SHALL NOT CONSTITUTE A DEBT OF THE STATE OF TENNESSEE. THE ISSUER HAS NO TAXING POWER.

Interest on the Bonds.

     (a) General. The Bonds shall bear interest as provided below.

     (b) Base Interest. Through the Conversion Date, the Bonds shall bear interest calculated and payable as follows (which interest is referred to herein as "Base Interest"):

          (1) Reserved.

          (2) Subject to subsection (b)(3) below, during the Second Period, the Bonds shall bear Base Interest at a rate equal to 9.0% per annum for the first 549 days; 8.0% per annum from the 550th day through January 15, 1997; and 7.0% thereafter, in each case payable on each payment date specified in paragraph (e)(1) below.

          (3) Base Interest shall in no event exceed eleven and three-quarters percent (11 3/4%) per annum, calculated on the basis of a 365-day year, which is a rate of interest permissible under Section 47-14-106 of the Tennessee Code Annotated on the issuance date of the Bonds.

Subject to the foregoing, Base Interest shall be calculated on the basis of a year of 360 days, actual days elapsed.

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


     (c) Contingent Interest. After the Initial Period and through the Conversion Date, the Bonds also shall bear interest calculated and payable as follows:

          (1) Reserved.

          (2) During each year, or part thereof, of the Second Period, the Bonds shall bear interest at an annual rate equal to the Supplemental Contingent Interest Rate payable on the basis and to the extent of 25% of Net Cash Flow for each such year, or part thereof, or, to the extent not fully paid because 25% of Net Cash Flow is insufficient, on the basis and to the extent of 25% of Net Cash Flow thereafter during the Second Period and 25% of Net Sale or Refinancing Proceeds, all as provided below.

     Contingent Interest equal to Maximum Supplemental Contingent Interest shall be payable on the Bonds on each payment date specified in paragraph (e)(2) below on the basis and to the extent of 25% of Net Cash Flow, measured for purposes of such payment and subject to the adjustments and reconciliation as specified in paragraph (f) below. If 25% of Net Cash Flow is insufficient to pay the Maximum Supplemental Contingent Interest payable on any payment date specified in paragraph (e)(2) below, then there shall be payable the maximum amount possible on the basis and to the extent of 25% of Net Cash Flow (which amount is referred to as the "Supplemental Contingent Interest"). The difference between the Maximum Supplemental Contingent Interest and the Supplemental Contingent Interest shall be deferred without interest (such deference is referred to collectively with all such amounts previously deferred and unpaid as "Supplemental Deferred Interest") and shall thereafter be payable on the earliest possible payment dates specified in paragraph (e)(2) below on the basis and to the extent of 25% of Net Cash Flow, measured for purposes of such payment and subject to the adjustments and reconciliation as specified in paragraph (f) below. Supplemental Deferred interest shall be paid on the basis and to the extent of 25% of Net Cash Flow before any Supplemental Contingent Interest is paid on such basis.

     To the extent that Maximum Supplemental Contingent Interest and all Supplemental Deferred Interest are not fully paid on the basis and to the extent of 25% of Net Cash Flow on payment dates specified in paragraph (e)(2) below, they shall be payable on the basis and to the extent of 25% of Net Sale or Refinancing Proceeds on the earliest possible payment dates specified in paragraph (e)(3) below, including a current payment date for Contingent Interest and Deferred Interest payable on the basis and to the extent of Net Cash Flow specified in paragraph (e)(2)(iii) below.

     (d) Reserved.

     (e) Payment Dates for Interest. The interest payable on the Bonds as provided above shall be payable on the following dates:

          (1) Base Interest shall be payable (i) on each Interest Payment Date for Base Interest, (ii) on each redemption date before the Conversion Date (but only with respect to the Bonds redeemed) and (iii) on the Conversion Date.

          (2) Contingent Interest and Deferred Interest that is payable on the basis of Net Cash Flow, shall be payable (i) on each Interest Payment Date for Contingent Interest and Deferred Interest to and including the Conversion Date, (ii) on each redemption date during the Second Period (but only with respect to the Bonds redeemed), (iii) on each date on which Contingent Interest and Deferred Interest is payable from Net Sale or Refinancing Proceeds (as provided in paragraph (e)(3) below), and (iv) on the Conversion Date.

          (3) Contingent Interest and Deferred Interest that is payable on the basis of Net Sale or Refinancing Proceeds shall be payable on the next Interest Payment Date for any interest succeeding by at least thirty (30) days the date of the Event of Sale or Refinancing relating to the Sale of the Project or Refinancing of the Project, except in the case of (x) a Refinancing of the Project described in clause (i) or (iv) of the definition thereof, in which case it shall be payable on the redemption date or payment date, as the case may be, (y) a Sale of the Project described in clause (i) of the definition thereof resulting in a call of the Bonds for redemption pursuant to Section 4.01 (f) of the Indenture, in which case it shall be payable on the redemption date or (z) a Refinancing of the Project described in clause (ii) of the definition thereof, in which case it shall be payable on the Initial Remarketing Date.

     (f) Calculation of Net Cash Flow.

          (1)(i) No later than thirty (30) days before each payment date for Contingent Interest and Deferred Interest specified in paragraph (e)(2) above (or such lesser number of days as shall be the maximum number of days possible if the payment date was not known until less than forty (40) days before the payment date), the Developer shall calculate Net Cash Flow for the three-month period ending on the last day of the third preceding month before such payment date and shall provide the Trustee and the Owners (if fewer than three) (i) the analysis of such Net Cash Flow, (ii) unaudited financial statements of the Developer for such three-month period and (iii) a calculation of the amount of Contingent Interest and Deferred Interest then payable.

          (ii) Notwithstanding the foregoing in clause (i), (A) except as may result from adjustments and reconciliation provided below in this paragraph
     (f), the period of time for which Net Cash Flow is measured for purposes of a payment date for Contingent Interest and Deferred Interest on any Bonds specified in paragraph (e)(2) of Section 3.06 hereof shall not include any time for which Net Cash Flow has been measured for purposes of a previous payment date for Contingent Interest and Deferred Interest on such Bonds specified in paragraph (e)(2) of section 3.06 hereof, and (B) the calculation of Net Cash Flow and the amount of Contingent Interest and Deferred Interest payable therefrom on the Conversion Date shall be reconciled to give effect to the actual amount of Net Cash Flow for the current calendar year (and the preceding calendar year if the Conversion Date falls before delivery of the audit referred to in paragraph (f)(2) hereof in the current calendar year) up to but not including the Conversion Date (such actual amount of Net Cash Flow being measured by the actual amount known as of the most recent possible date and an amount reasonably estimated to be earned between such date and the Conversion Date) and all Contingent Interest and Deferred Interest paid during the current calendar year (and the preceding calendar year if the Conversion Date falls before delivery of the audit referred to in paragraph (f)(2) hereof in the current calendar year) in the manner described in paragraph (f)(3) below, except that any underpayments or overpayments of Contingent Interest and Deferred Interest shall be paid or refunded, as the ease may be, on the Conversion Date.

          (iii) The amount of Net Cash Flow reflected in the analysis described above, as adjusted in the ease of the analysis in connection with the Conversion Date, shall provide the basis for the calculation of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow on each payment date therefor specified in paragraph (e)(2) hereof, except as provided below. The Trustee, at the request of the Issuer and the Owners of a majority in principal amount of Bonds Outstanding, or the said Owners themselves, may request further substantiation of the Developer's calculation of Net Cash Flow and may verify and correct as necessary the calculations thereof. If the Trustee or the Owners of a majority in principal amount of the Bonds Outstanding do so reasonably modify such calculation, the Trustee or such Owners shall notify the Developer of such modified calculation no later than ten (10) Business Days before such payment date (or such lesser number of days as shall be the maximum number of days practicable if the Trustee or such Owners received the calculation of Net Cash Flow' less than thirty (30) days before the payment date) and such modified calculation shall be the basis for the calculation of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow on the payment date. Except to the extent provided in this paragraph
     (f)(l) with respect to the Conversion Date, the analysis and payment on the basis of Net Cash Flow described in this paragraph (f)(1) is intended to provide a preliminary payment of Contingent Interest and Deferred Interest on the basis of Net Cash Flow prior and subject to the adjustment and reconciliation process described in paragraphs (f)(2) and (f)(3) hereof.

          (2) No later than February 28 of each calendar year (up to and, unless the Conversion Date falls before delivery of the audit, including the calendar year in which the Conversion Date occurs) the Developer shall provide to the Issuer, the Trustee and the Owners of the Bonds if fewer than three) an audit of the operations of the Project for the preceding calendar year prepared and certified by an Accountant acceptable to the Trustee and the Owners if fewer than three) in accordance with generally accepted auditing standards. The audit is required to state the actual amount of Net Cash Flow for that calendar year and shall calculate all Contingent Interest and Deferred Interest paid and payable from Net Cash Flow during such calendar year pursuant hereto.

          (3) The audit prepared as described in paragraph (f)(2) shall state the amount of Contingent Interest and Deferred Interest payable and paid during the subject calendar year. If the amounts of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow (measured on the basis of actual Net Cash Flow for such calendar year according to the audit) exceeded the amount paid, then there shall be payable to the Owners of the Bonds any such payable and unpaid amounts on the payment date for Contingent Interest and Deferred Interest specified in paragraph (e)(2) below immediately following the receipt by the Trustee and the said Owners of the audit. If the amount of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow (measured on the basis of actual Net Cash Flow for such calendar year according to the audit) is less than the amount actually paid, such overpaid amount shall be credited against any other interest payments (whether Base Interest or Contingent Interest or Deferred Interest) or other payments due from the Issuer to the Owners of the Bonds on the Bond Payment Date (or Bond Payment Dates) immediately following the receipt by the Trustee and the said Owners of the audit and the Owners shall not be required to refund any such amount unless the crediting does not exhaust the overpayment, in which case the balance of the overpayment will be refunded by the Owners on the Conversion Date.

     (g) Fair Market Value of the Project for Purposes of Determining Refinancing Proceeds.

          (1) In order to calculate the fair market value of the Project for purposes of determining Sale or Refinancing Proceeds in the event of a Refinancing of the Project (other than a Refinancing of the Project described in clause (iii) of the definition thereof), the fair market value of the Project is required to be determined as set forth below, such determination to be completed no later than fifteen (15) days before the date on which Contingent Interest and Deferred Interest are payable on the basis and to the extent of Net Sale or Refinancing Proceeds or as soon thereafter as possible (but not after the said payment date if the notice described in the following sentence cannot be given at the time specified). The Trustee is required to give notice to the Developer (unless it has given the Trustee notice) and the Owners of the Bonds of the impending Refinancing of the Project at least ninety (90) days before the expected date of Refinancing of the Project or as much notice as is possible, promptly upon learning of the impending Refinancing of the Project. The Owners of all of the Bonds and the Developer may jointly determine and agree upon the fair market value of the Project but must do so at least sixty (60) days before the proposed date of the Refinancing of the Project; failing such agreement the Owners of a majority in principal amount of the Bonds shall select an independent M.A.I.

     appraiser and the Developer shall select an independent M.A.I.
     appraiser. The appraisers shall jointly determine and agree upon the fair market value of the Project. If the two appraisers are unable to agree upon the fair market value of the Project at least thirty (30) days before the proposed date of the Refinancing of the Project, the Owners and the Developer shall select a third independent M.A.I. appraiser. If such Owners and the Developer are unable to agree upon a third appraiser by such date, the two appraisers shall select the third appraiser. If the two appraisers are unable to agree upon the third appraiser at least twenty-five (25) days before the proposed date of the Refinancing of the Project, such Owners or Developer may petition any court of competent jurisdiction for the appointment of the third independent appraiser. As early as practicable, but prior to the expected date of the Refinancing of the Project, the third appraiser shall select from between the two appraisals the one which the third appraiser believes to assess more accurately the fair market value of the Project and the appraisal so selected shall be the fair market value of the Project, shall provide the basis for the calculation of Contingent Interest and Deferred Interest payable on the basis of Net Sale or Refinancing Proceeds in the event of a Refinancing of the Project (other than a Refinancing of the Project described in clause (iii) of the definition thereof) on each payment date therefor specified in paragraph
     (e)(3) of Section 3.06 hereof and shall be binding upon the Developer and the Owners of the Bonds. The fees and expenses of the appraiser selected by each party shall be borne by the party selecting the appraiser and the cost of the third appraiser shall be borne equally by the Developer and the Owners of the Bonds.

          (2) The fair market value of the Project for purposes of this paragraph (9) shall reflect the amount each appraiser believes an informed and willing purchaser under no compulsion to purchase the Project would pay to an informed and willing seller under no compulsion to sell the Project, less those costs of a sale appropriate to the marketplace within which the Project would be sold. Such determination shall take into consideration such factors as the appraisers may deem relevant. Except as provided below, the fair market value of the Project set forth in an appraisal shall be determined as of the date of such appraisal.

          (3) If the Refinancing of the Project is based upon a redemption of Bonds pursuant to Section 4.01 (d) of the Indenture, the fair market value of the Project shall be determined as of the day before the occurrence of any events requiring the payment of Insurance Proceeds or a Condemnation Award, as if such events had not occurred and were not anticipated.

     (h) Interest During Variable Rate Period. From and after the Initial Remarketing Date, if all of the Bonds have been remarketed in accordance herewith, the Bonds shall bear interest at a rate determined as follows:

          (1) On a Business Day not later than six (6) Business Days prior to the Initial Remarketing Date and each subsequent Remarketing Date, the

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     Remarketing Agent, having due regard to prevailing market conditions, shall determine the interest rate (the "Variable Rate") which, if borne by the Remarketed Bonds on such date, would be the interest rate, but would not exceed the interest rate, which would result in the market value of the Remarketed Bonds on such day (as if such day were the first day of such Remarketing Period) being 100% of the principal amount thereof (together with interest, if any, accrued thereon). If for any reason the Variable
     Rate so determined by the Remarketing Agent shall be held to be invalid or unenforceable by a court of competent jurisdiction, the Remarketing Agent shall determine the interest rate for such Remarketing Period, which shall be a percentage of the 11-Bond Index (as published in The Bond Buyer; or if such Index is not available, an index comparable to such Index, in the judgment of the Remarketing Agent) for the most recent period for which information is available, computed in accordance with the following table:

--------------------------------------------------------------------------------
If the length of the         But the length of the         The applicable
Remarketing Period (in       Remarketing Period (in        percentage of the 11-
years) is at least:          years) is less than:          Bond Index is:
--------------------------------------------------------------------------------
5 or greater                        (N.A)                        85%
      1                               5                          80%
--------------------------------------------------------------------------------

     Notwithstanding the foregoing, in no event shall the Variable Rate exceed eleven and three-quarters percent (11 3/4%) per annum, calculated on the basis of a 365-day year (the "Cap Rate"), which is a rate of interest permissible under Section 47-14-106 of the Tennessee Code Annotated as of the issuance date of the Bonds. The Remarketing Agent shall promptly, upon the determination of the Variable Rate, notify the Issuer, the Developer and the Trustee of the Variable Rate. The determination of the Variable Rate for a Remarketing Period shall be conclusive and binding upon the Owners of the Bonds, the Issuer and the Developer. The Trustee shall immediately give written notice (which may include written notice by electronic means) to the owners of all of the Bonds of the Variable Rate for the period between the imminent Remarketing Date and the subsequent Remarketing Date.

          (2) No more than sixty (60) days, but at least forty-five (45) days, prior to the Initial Remarketing Date, the Developer shall notify the Owners, the Trustee and the Remarketing Agent of the length of the proposed Remarketing Period commencing on the Initial Remarketing Date, which shall extend for one (1) or more years. Subsequent to the Initial Remarketing Date, the Developer will establish subsequent Remarketing Dates as follows: no more than sixty (60) days, but at least forty-five (45) days, prior to each Remarketing Date, the Developer will notify the Owners of the Bonds, the Issuer, the Trustee and the Remarketing Agent of the proposed subsequent Remarketing Date, which shall be one (1 ) or more years from the next Remarketing Date. The Developer shall also specify the interest payment dates if different than January 1 and July 1;

     provided that the interest payment dates specified may be no more frequent than once each month.

          (3) Notice of the Remarketing Date shall be given by the Trustee not later than the twenty-fifth (25th) day preceding such Remarketing Date by registered or certified mail to the Owners of all Outstanding Bonds and such notice shall state that the Bonds are subject to mandatory tender on the Remarketing Date, unless the Owner thereof waives such tender; shall indicate the subsequent Remarketing Date, if any; and shall include a form to indicate the election not to tender Bonds.

          (4) Interest on the Bonds during the Variable Rate Period shall be payable on each Interest Payment Date therefor and shall be calculated, to the extent allowed by applicable law, on the basis of a year of 360 days and the actual number of days elapsed.

     Notwithstanding anything elsewhere contained in this Bond, (a) total interest paid on this Bond, including, without limitation, Contingent Interest and Deferred Interest, cumulative from the original date of issuance of the Bond to the date of calculation up to and including the Conversion Date, shall not exceed the sum of 13% per annum, simple and noncompounded for each year (calculated on the basis of a 365-day year) from such date of issuance to the date of calculation; and (b) if the interest rate (as the same shall be determined for purposes of applicable usury laws) on this Bond shall at any time be deemed to be in excess of the Cap Rate, then this Bond shall instead bear interest (as the same shall be determined for purposes of applicable usury laws) at the Cap Rate. Any excess payment of such interest shall be deemed to be a credit against the unpaid principal amount of this Bond.

     It is agreed that Contingent Interest and Deferred Interest shall not be deemed to be interest, loan charges, commitment fees, or brokerage commissions for purposes of applicable usury laws (and only for such purposes), but shall constitute additional consideration to the holders of the Bonds pursuant to Chapter 173 of the Public Laws of Tennessee 1981, Tennessee Code Annotated, Sections 47-24-101 and 47-2~102. Contingent Interest and Deferred Interest are otherwise for all purposes intended to be interest on the Bonds.

     The foregoing interest provisions are a summary of those contained in the Indenture, and reference is hereby made to the Indenture for a full statement of their terms, which are incorporated herein by reference.

     Limited Recourse. Pursuant to a Loan Agreement dated as of April 1, 1987, and a Note dated April 22, 1987 (the "Note"), CEDAR POINTE PROPERTIES, LTD., a Georgia limited partnership (the "Developer'), has agreed to make payments to the Issuer in amounts equal to amounts of principal of and premium, if any, and interest on the Bonds. THE OBLIGATIONS OF THE ISSUER ON THIS BOND ARE EXPRESSLY LIMITED TO AND ARE PAYABLE SOLELY FROM (I) THE PAYMENTS MADE

PURSUANT TO THE LOAN AGREEMENT AND THE NOTE BY THE DEVELOPER, AND THE SECURITY THEREFOR PROVIDED BY THE BUILDING LOAN DEED OF TRUST AND SECURITY AGREEMENT FROM THE DEVELOPER TO G. SCOTT THOMAS FOR THE BENEFIT OF THE ISSUER, DATED AS OF APRIL 1, 1987, AS AMENDED (THE "MORTGAGE"), AND THE ASSIGNMENT OF LEASES, RENTS AND OTHER INCOME FROM THE DEVELOPER TO THE ISSUER, DATED AS OF APRIL 1, 1987, ALL OF WHICH HAVE BEEN ASSIGNED TO THE TRUSTEE PURSUANT TO AN ASSIGNMENT AGREEMENT FROM THE ISSUER TO THE TRUSTEE, DATED AS OF APRIL 1, 1987 AND (II) ANY ADDITIONAL SECURITY PROVIDED IN THE INDENTURE. THE OBLIGATIONS OF THE DEVELOPER UNDER THE LOAN AGREEMENT, THE NOTE AND THE MORTGAGE ARE NON-RECOURSE TO THE DEVELOPER, AND ARE ENFORCEABLE SOLELY AGAINST THE PROJECT, EXCEPT AS OTHERWISE PROVIDED THEREIN.

     Transfer. This Bond is transferable by the registered owner hereof in person or by his attorney duly authorized in writing at the office of the Trustee as registrar, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new registered Bond or Bonds, of any authorized denomination or denominations, of the same maturity, same interest rate, and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     Prior to the Conversion Date, a Bond may only be transferred (i) to any affiliate of the partnership, to an affiliate of one of the general partners of the Partnership, to any entity arising out of any merger or consolidation of the Partnership, by operation of law, or to a trustee in bankruptcy of the Partnership; (ii) by an assignment to a bank or other financial institution issuing a letter of credit or like instrument in connection with the Mortgage, or (iii) to one or more Institutional Investors if, in each instance, the Issuer and the Trustee receive from the transferee its agreement to the transfer restrictions set forth in this paragraph in connection with subsequent transfers of the Bond.

     The Bonds are issuable as fully registered Bonds in Authorized Denominations as provided in the Indenture.

     Redemption of Bonds. The Bonds are subject to redemption by the Issuer prior to maturity as a whole or in part at such time or times, under such circumstances, at such redemption prices and in such manner as is set forth in the Indenture.

     Mandatory Tender of Bonds. The Bonds shall be subject to mandatory tender to the Remarketing Agent on each Remarketing Date after the Initial Remarketing Date for purchase by the Remarketing Agent, at a purchase price equal to the principal amount thereof plus accrued interest to the purchase date; provided, however, that there need not be tendered on such Remarketing Date any Bonds with respect to which the Remarketing Agent shall have received from the Owners thereof a written notice at least five (5) Business Days prior to the applicable Remarketing Date expressly electing not to tender their Bonds for purchase. Any such election may not relate to a portion of any Bond held by the Owner, such election may apply only to the entire principal amount of any Bond or Bonds.

     Tendered Bonds. Any Bonds that are the subject of mandatory tender for purchase but are not the subject of elections to retain the Bonds received by the Remarketing Agent in a timely fashion shall be conclusively deemed tendered for purchase on the Remarketing Date. If the Owner selects a redemption date for redemption of the Bonds in accordance with the Indenture and the Developer makes the remarketing election permitted by the Indenture, all Bonds shall be conclusively deemed tendered for purchase on the Initial Remarketing Date. All Bonds that are actually tendered for purchase pursuant to the Indenture or are deemed tendered for purchase on a Remarketing Date, including the Initial Remarketing Date, shall constitute tendered Bonds for purposes of the Indenture; all tendered Bonds that are not actually delivered for purchase on a Remarketing Date, including the Initial Remarketing Date shall constitute "Undelivered Bonds" for purposes of the Indenture. Undelivered Bonds that have been remarketed in accordance with the Indenture shall be deemed to have been purchased if the purchase price therefor shall have been deposited therefor and held by the Remarketing Agent; and the parties to whom the Remarketing Agent shall have remarketed Undelivered Bonds so remarketed shall be the owners of such Undelivered Bonds for all purposes under the Indenture, including without limitation the right to transfer such Bonds. Interest accruing from and after the Remarketing Date on such Undelivered Bonds shall no longer be payable to the former Owners thereof but shall be paid to the new registered Owners thereof. Former Owners of Undelivered Bonds so remarketed shall not be deemed to be Owners of Bonds under the Indenture, and such Undelivered Bonds shall not be deemed Outstanding for purposes of the Indenture, except for purposes of payment of the purchase price of such Undelivered Bonds upon surrender thereof to the Remarketing Agent.

     Enforcement. Only the Acting Party shall have the right to enforce the provisions of this Bond or the Indenture or to institute any action to enforce the covenants herein or therein, or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default occurs and is continuing, the principal of all Bonds then outstanding may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

     The Issuer, the Trustee, and any other person may treat the person in whose name this Bond is registered on the books of registry as the Owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and no person shall be affected by notice to the contrary.

     Discharge. The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall be deemed to be paid and no longer be secured by or entitled to the benefits of the Indenture, except for certain purposes, including the purposes of registration and exchange of Bonds and of such payment.

     Modifications. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

     By its acceptance of this Bond, the Owner hereof agrees that it will be bound by and accepts the provisions of the Indenture and the Loan Documents (as defined in the Loan Agreement). This Bond shall not be valid or obligatory for any purpose until it shall have been signed on behalf of the Issuer and such signature attested, by the officer, and in the manner, provided in the Indenture, and authenticated by a duly authorized officer of the Trustee, as Authenticating Agent.

     It is hereby certified and recited that all conditions, acts and things required by the Constitution or statutes of the State or by the Act or the Indenture to exist, to have happened or to have been performed precedent to or in the issuance of this Bond exist, have happened and have been performed and that the issue of the Bonds, together with all other indebtedness of the Issuer, is within every debt and other limit prescribed by said Constitution or statutes.

     IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed as of the Dated Date stated above.

                                   THE INDUSTRIAL DEVELOPMENT BOARD
                                   OF THE METROPOLITAN GOVERNMENT
                                   OF NASHVILLE AND DAVIDSON COUNTY

Attest:                            By: /s/ William E. McDonald
                                       -----------------------------------
                                                                  Chairman
/s/ Nettie Scalf
--------------------------------
            Assistant Secretary

                      FORM OF CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds described in the within mentioned Indenture and is one of the Multifamily Housing Revenue Refunding Bonds (Cedar
Pointe Project) Series 1987 of The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County.

                                        By: /s/ ILLEGIBLE
                                            ----------------------------
                                            Authorized Officer

Date of Authentication:

          4-1-97
--------------------------

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the within Multifamily Housing Revenue Refunding Bond (Cedar Pointe Project) Series 1987, of The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County and hereby authorizes the transfer of this Bond on the registration books of the Trustee.


                                        Dated: _____________________________

                                        ____________________________________
                                        Authorized Signature

                                        ____________________________________
                                        Name of Transferee



                                        Signature Guaranteed by:

                                        ____________________________________

                                        ____________________________________
                                        Name of Bank


                                        By: ________________________________

                                        Title: _____________________________

                              DEFINITIONAL APPENDIX

     "Acting Party" means the Owner of all the Outstanding Bonds if all of the Outstanding Bonds are owned by a single Owner, or the Trustee if all of the Outstanding Bonds are not owned by a single Owner.

     "Authorized Denominations" means $5,000 or any integral multiple of $5,000, but not in excess of the aggregate principal amount of Bonds then Outstanding.

     "Cash Flow" means all cash receipts from the operations of the Project, including investment income on any reserves held by the Project (but excluding tenant security deposits and income thereon).

     "Contingent Interest" means Supplemental Contingent Interest.

     "Deferred Interest" means Supplemental Deferred Interest.

     "Disposition Factor" means, with respect to a Sale of the Project, (a) in the case of an interest in the Project, the percentage of interest in the Project sold, transferred or otherwise disposed of, or (b) in the case of an interest in an entity which owns an interest in the Project, the product of the percentage of interest in such entity (the "Transferred Entity") that is being sold, transferred or otherwise disposed of times the percentage of interest that such entity owns in the Project. If the Transferred Entity does not own an interest in the Project, but owns an interest in another entity which owns an interest in the Project (the "Ownership Entity"), then for purposes of clause
(b) of this definition the Transferred Entity shall be deemed to own an interest in the Project that is equal to the product of the percentage of interest which the Transferred Entity owns in the Ownership Entity times the percentage of interest which the Ownership Entity owns in the Project. If the Transferred Entity does not own an interest directly in the Ownership Entity, but does own an interest indirectly in the Ownership Entity through one or more other entities, then the percentage of interest which the Transferred Entity owns in the ownership Entity shall be the result of applying the calculation set forth in the preceding sentence to the ownership relationships of the entities through which the Transferred Entity owns an interest in the Ownership Entity.

     "Event of Sale or Refinancing" means the event or occurrence which is or gives rise to a Sale of the Project or Refinancing of the Project including the last event or occurrence among a number or series of events or occurrences, if that be the case.

     "Initial Syndication" means the first transaction after the issuance of the Bonds in which direct or indirect ownership of the Project is sold or transferred pursuant to an integrated offering to investors of limited partnership interests in the Developer.

     "Interest Payment Date" means (i) prior to the Conversion Dale, and with respect to the payment of Base Interest, the fifteenth day of each month, commencing on the first such date which is at least thirty (30) days after the date of the initial issuance and delivery of the Bonds, and in addition to those dates the last day of the Initial Period; (ii) prior to the Conversion Date, and with respect to the payment of Contingent Interest (other than Additional Contingent Interest) and any Deferred Interest, the fifteenth of each March, June, September and December, respectively, commencing with the first of such months to occur during the Second Period; and (iii) after the Initial Remarketing Date, and with respect to the payment of Variable Rate Interest, each January 1 and July 1, unless different dates are specified by the Developer in accordance with Section 3.06(h) of the Indenture.

     "Maximum Supplemental Contingent Interest" means, on any payment date for Contingent Interest and Deferred Interest specified in paragraph (e) above, 6% of the aggregate principal amount of the Bonds on which Contingent Interest and Deferred Interest are then payable, times a fraction, the numerator of which is the number of days since the last date of calculation under the Indenture during the Second Period of Contingent Interest and Deferred Interest payable on such Bonds (or the first date of the Second Period if there is no previous date of such calculation) and the denominator of which is 360.

     "Net Cash Flow" means Cash Flow less Operating Expenses of the Project that are paid and the amount deposited in the Replacement Reserve Fund specified in the Loan Agreement.

     "Net Sale or Refinancing Proceeds" means the amount remaining from the Sale or Refinancing Proceeds after deducting the Cost Basis (except in the case of a Refinancing of the Project described in clause (iii) of the definition thereof, in which case there shall be no deduction). The "Cost Basis" for purposes of this definition (except as provided in the ensuing sentence) shall mean the number equal to $9,950,000, plus any amounts theretofore or thereupon added to the basis of the Project for federal income tax purposes (but not as an additional amount any construction period interest, whether or not added to the capital account) as a result of expenditures made with (x) the proceeds of a secondary financing secured by a lien on the Project in conformity with the Mortgage (including the Refinancing Proceeds resulting from a Refinancing of the Project based upon such a secondary financing), or (y) additional capital contributions to the Developer by its partners minus the principal amount of any Bonds theretofore paid. Notwithstanding the preceding sentence, in the context of a Sale of the Project, "Cost Basis" shall be modified by multiplying the amount determined according to the preceding sentence by the Disposition Factor (as a percentage) for the sale, transfer or other disposition in question.

     "Operating Expenses" means the ordinary and customary costs and expenses directly attributable to operating the Project including taxes, wages, utilities, management and security, but not, in the case of any category of cost and expense for which the Loan Agreement specifies limitations, any costs or expenses in excess of such costs or limitations. Operating Expenses shall not include any allowance for depreciation or any principal payments on the Developer Note or any other debt obligation; Operating Expenses shall include interest paid on the Developer Note in order to pay Base Interest. Operating Expenses shall not include any interest on borrowed or unpaid funds other than interest on any secondary financing secured by a lien on the Project in conformity with the Mortgage after excluding the amount of such interest that accrued on the portion of such secondary financing that was retained by the Developer and not applied as an expenditure on the Project and included in the Developers capital base in the Project for tax purposes or applied to the payment of Contingent Interest or Deferred Interest.

     "Refinancing of the Project" means (i) any redemption of the Bonds in whole (or the requirement that the Bonds be redeemed in whole) (including such a redemption or requirement pursuant to a Sale of the Project described in clause
(ii) of the definition thereof, but excluding such a redemption or requirement pursuant to a Sale of the Project described in clause (i) of the definition thereof) on or before the Conversion Date, (ii) a remarketing of all of the Bonds on the Initial Remarketing Date (or delivery of the required notice to the Fiduciary by the Developer on the Initial Remarketing Date that the remarketing of all of the Bonds will occur on the Initial Remarketing Date according to the terms hereof), (iii) a secondary financing of the Project in which the Project is further encumbered to secure the financing or (iv) a payment in full of the Bonds upon maturity, acceleration or otherwise on or before the Conversion Date (or the requirement that the Bonds be so paid) (including such a payment or requirement that is a redemption or requirement for redemption pursuant to a Sale of the Project described in clause (ii) of the definition thereof but excluding such a payment or requirement that is a redemption or requirement for redemption pursuant to a Sale of the Project described in clause (i) of the definition thereof).

     Sale of the Project means (i) a sale, transfer or other disposition of more than a 10% interest in the Project in any one transaction or more than one transaction occurring within any three year period (aggregating all dispositions during any such period for purposes of calculation), or (ii) a sale, transfer or other disposition of more than a 50% interest in the entity or entities which own, directly or indirectly, more than a 50% interest in the Project within any three year period to one or more persons or entities acting in concert (aggregating all dispositions during any such period for purposes of calculation). There shall be excluded from clause (ii) of the preceding sentence, however, (x) the Initial Syndication by the Developer if it occurs within one (1) year after the Project Completion Date and the managing general partner of the Developer does not change without the consent of the holders of all the Bonds Outstanding, and (y) a transfer on account of death without consideration or with consideration if the transfer is to an existing partner or to the Developer. Indirect ownership by an entity or entities of an interest in the Project shall be measured by multiplying the percentage of interest such entity or entities own in the entity or entities that own directly an interest in the Project times the percentage of interest in the Project so owned directly. For purposes of this definition, an interest in the Project or an entity or entities shall include, without limitation, an interest representing legal ownership, an equitable interest or an economic interest.

     "Sale or Refinancing Proceeds" means (A) in the event of a Sale of the Project described in clause (i) of the definition thereof, the actual sales price and any other consideration to be paid (net of all customary and reasonable costs), plus the balance on deposit in the Replacement Reserve Fund if the Bonds are redeemed pursuant to Section 4.01 (f) of the Indenture, and in the event of a Sale of the Project described in clause (ii) of the definition thereof, there shall be no sale proceeds or (B) in the event of a Refinancing of the Project, the fair market value of the Project as determined in accordance with Section 3 06(9) of the Indenture, plus the balance on deposit in the Replacement Reserve Fund, except if the Refinancing of the Project is described in clause (iii) of the definition thereof, in which case the Refinancing Proceeds shall be the amount of the secondary financing.

     "Supplemental Contingent Interest Rate" means an interest rate of 6% per annum.